Exhibit 5.1
                                 ALSTON&BIRD LLP
                         3605 Glenwood Avenue, Suite 310
                               P. O. Drawer 31107
                             Raleigh, NC 27622-1107

                                  919-420-2200
                                Fax: 919-420-2260
                                 www.alston.com



                                  June 8, 2000



Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina  27604

Ladies and Gentlemen:

         This opinion letter is furnished in connection with the registration statement on Form S-8 filed by Highwoods Properties, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof for the registration of 500,000 shares of common stock, $.01 par value per share, of the Company (the "Shares"). The Shares are issuable pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and, for the purpose of this opinion letter, have assumed such proceedings will be timely completed in the manner presently proposed.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Shares will be validly issued, fully paid and non-assessable when the Shares have been issued and sold and the consideration received therefor by the Company in accordance with the terms of the Plan.

         We hereby consent to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement.

         Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                         Very truly yours,

                                         ALSTON & BIRD LLP



                                         By:  /s/ Robert H. Bergdolt
                                              ----------------------
                                                  Robert H. Bergdolt, a Partner


One Atlantic Center            1211 East Morehead Street       601 Pennsylvania Avenue, N.W.
1201 West Peachtree Street     P. O. Drawer 34009              North Building, 11th Floor
Atlanta, GA 30309-3424         Charlotte, NC 28234-4009        Washington, DC 20004-2601
404-881-7000                   704-331-6000                    202-756-3300
Fax: 404-881-7777              Fax: 704-334-2014               Fax: 202-756-3333